UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 2014

Tootie Pie Company, Inc.

(Exact name of registrant as specified in its charter)

NV	333-135702	72-1602919
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

129 Industrial Drive, Boerne, TX 78006

(Address of principal executive offices)(Zip Code)

(210) 737-6600

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy

Effective July 3, 2013, Tootie Pie Company, Incorporated (the “Company”) filed a Chapter 11 Bankruptcy Petition in the United States Bankruptcy Court, Western District of Texas seeking to re-organize. The case is filed under cause number 13-51808 and has been assigned to Judge Craig A. Gargotta. The Company has filed a Disclosure Statement and a Proposed Plan of Reorganization with the Court. A final hearing on the Company’s Disclosure Statement and a hearing for confirmation of the Company’s Plan of Reorganization as modified is set for March 24, 2014 at 10 am. A copy of the Notice of Hearing and the key documents with exhibits are attached hereto as Exhibits 99.1-.4.

This version of the Disclosure Statement and Proposed Plan of Reorganization with Exhibits contains minor changes to the documents filed with the Bankruptcy Court for the Western District of Texas, including corrections in pagination and an addition of a title to an Exhibit. These changes were made to increase the readability of the documents.

Exhibit No.	Description

99.1	Notice of Bankruptcy Case Hearing

99.2	First Amended Disclosure Statement dated February 14, 2014

99.3	First Amended Plan of Reorganization, dated February 14, 2014

99.4	First Supplement to First Amended Plan of Reorganization, dated February 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOOTIE PIE COMPANY, INC.

Date: February 24, 2014	By:	/s/ Leslie E. Doss
Leslie E. Doss
Interim Chief Executive Officer